UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2020

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 31, 2020, Phio Pharmaceuticals Corp. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the offering and sale of 1,713,064 shares of Company common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $2.21 per share (the “Offering”). Concurrently with the Offering, and pursuant to the Purchase Agreement, the Company also commenced a private placement whereby it issued and sold warrants (the “Warrants”) exercisable for an aggregate of up to 1,713,064 shares of Common Stock, which represents 100% of the shares of Common Stock sold in the Offering, with a purchase price of $0.125 per underlying warrant share and an exercise price of $2.21 per share (the “Private Placement”). The net proceeds to the Company from the Offering and the Private Placement is approximately $3.5 million, after deducting fees and expenses. Subject to certain ownership limitations, the Warrants are exercisable upon issuance. The Warrants will expire on the 5.5 year anniversary of the date of issuance. None of the Warrants, nor the Warrants Shares, have been registered under the Securities Act of 1933, as amended.

Pursuant to an engagement letter, dated as of January 31, 2020, between the Company and H.C. Wainwright & Co., LLC, or the placement agent, the Company agreed to pay the placement agent a cash fee of 7.5% and a management fee of 1.0% of the aggregate gross proceeds of the Offering and the Private Placement. The Company also agreed to pay the placement agent $90,000 for non-accountable expenses and $12,900 for clearing fees. In addition, the Company issued to the placement agent warrants to purchase up to 128,480 shares of Common Stock (the “Placement Agent Warrants”), or 7.5% of the aggregate number of shares of Common Stock sold in the Offering. The Placement Agent Warrants are immediately exercisable at an exercise price of $2.9188 per share of Common Stock and expire on March 31, 2025.

The Offering and Private Placement closed on April 2, 2020.

The 1,713,064 shares of Common Stock sold in the Offering (but not the Warrants or the Warrant Shares) were offered and sold pursuant to a prospectus, dated March 31, 2020, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-224031).

The Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the Purchase Agreement and the Warrants, which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher, LLP relating to the validity of the securities issued in the Public Offering is filed herewith as Exhibit 5.1.

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Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants, and Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Warrant

5.1	Opinion of Gibson, Dunn & Crutcher, LLP
10.1	Securities Purchase Agreement, dated March 31, 2020, by and between the Company and the Purchasers signatory therein.

23.1	Consent of Gibson, Dunn & Crutcher, LLP (contained in Exhibit 5.1)

* * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: April 2, 2020	By:	/s/ Gerrit Dispersyn
Gerrit Dispersyn President and Chief Executive Officer

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